                                                                  EXHIBIT 4(a)

KEMPER INVESTORS LIFE INSURANCE COMPANY
An Illinois stock corporation, herein called the "Company"
Home Office: 1 Kemper Drive, Long Grove, IL 60049-0001




Annuitant          JOHN DOE                          Age             35

Contract Date      OCT 01 1991                       Contract No.    0001600



This contract is issued in consideration of the attached application by the contractholder and payment of the purchase payment. The provisions on this cover and the pages that follow are part of this contract.

The Company agrees to pay an annuity to the annuitant provided the annuitant is living and this contract is in force on the annuity date. The Company further agrees to pay the death benefit prior to the annuity date upon the death of the owner or the annuitant when a death benefit is payable. Payment shall be made upon the Company's receipt of due proof of death and the return of the owner's certificate.

Signed for the Company at its home office in Long Grove, Illinois



               [sig]                                      [sig]

             Secretary                                  President


GROUP SINGLE  PREMIUM MODIFIED GUARANTEED AND
VARIABLE DEFERRED ANNUITY CONTRACT
NON-PARTICIPATING

BENEFITS AND PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

This is a legal contract between the contractholder and the Company

READ THIS CONTRACT CAREFULLY

Form L-1600 (9/91)                                         113960

                               CONTRACT SCHEDULE


DESCRIPTION OF PLAN: GROUP SINGLE PREMIUM MODIFIED GUARANTEED AND VARIABLE DEFERRED ANNUITY


GROUP CONTRACT NUMBER:   (0000)       CONTRACT DATE:    (OCTOBER 1, 1991)


CONTRACTHOLDER:   ( XYZ GROUP )       TYPE OF PLAN:     (QUALIFIED OR
                                                         NONQUALIFIED)


STATE OF DELIVERY:  THIS CONTRACT IS DELIVERED IN THE STATE WHERE
                    THE APPLICATION WAS COMPLETED BY THE CONTRACTHOLDER AND IS SUBJECT TO THE LAWS OF THAT STATE


INITIAL ALLOCATION OPTIONS:


GUARANTEE PERIOD OPTIONS:

   ( 1 YEAR GUARANTEE PERIOD )           ( 6 YEAR GUARANTEE PERIOD )
   ( 2 YEAR GUARANTEE PERIOD )           ( 7 YEAR GUARANTEE PERIOD )
   ( 3 YEAR GUARANTEE PERIOD )           ( 8 YEAR GUARANTEE PERIOD )
   ( 4 YEAR GUARANTEE PERIOD )           ( 9 YEAR GUARANTEE PERIOD )
   ( 5 YEAR GUARANTEE PERIOD )           (10 YEAR GUARANTEE PERIOD )



SUBACCOUNT OPTIONS:
     MONEY MARKET SUBACCOUNT I
     MONEY MARKET SUBACCOUNT II
     TOTAL RETURN SUBACCOUNT
     HIGH YIELD SUBACCOUNT
     EQUITY SUBACCOUNT
     GOVERNMENT SECURITIES SUBACCOUNT
     INTERNATIONAL SUBACCOUNT


RECORDS MAINTENANCE FEE:  [ $30 per owner each contract year. ]


MORTALITY AND EXPENSE RISKS AND ADMINISTRATIVE COSTS CHARGE:
[ 1.25% annually to be assessed daily on the owner's separate account value. ]

                               CONTRACT SCHEDULE


                        MARKET VALUE ADJUSTMENT FORMULA


The market value adjustment is determined by the application of the following formula:

                                                     _                _ t/365
                                                    |  (   1 + I  )    |
Market Value Adjustment = Guarantee Period Value x  |  --------------  |   -  1
                                                    | ( 1 + J + .005 ) |
                                                    |_                _|


     Where, I is the guaranteed interest rate being credited to the guarantee period value subject to the market value adjustment.

     J is the current interest rate declared by the Company, as of the effective date of the application of the market value adjustment, for current allocations to a guarantee period, the length of which is equal to the balance of the guarantee period for the guarantee period value subject to the market value adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the guarantee period.



         WITHDRAWAL/EARLY ANNUITIZATION CHARGE TABLE

                    CONTRACT YEAR     CHARGE
                    -------------     ------
                         1 - 2          6%
                         3 - 4          5%
                         5 - 6          4%
                         7+             0%


A maximum of 10% of the owner's market adjusted value plus separate account value may be withdrawn each contract year without incurring a withdrawal/early annuitization charge.

KEMPER INVESTORS LIFE INSURANCE COMPANY                     [KEMPER LOGO]
P.O. BOX 4553,  CHICAGO, IL  60680-9677

GROUP MASTER APPLICATION



Group Single Premium Modified Guaranteed and Variable Deferred Annuity
------------------------------------------------------------------------
Application For                      Name of Product


XYZ Group
------------------------------------------------------------------------
Name of Group


1 North State Street
------------------------------------------------------------------------
Principal Office Address


Chicago                           IL                            60600
------------------------------------------------------------------------
City                             State                          Zip


BENEFITS AND PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.


/s/ John Smith
------------------------------------------------------------------------
Signature of Authorized Representative

John Smith
------------------------------------------------------------------------
Typed Name

President
------------------------------------------------------------------------
Title

Chicago                           IL                            60600
------------------------------------------------------------------------
Signed at                         City                          State

October 1, 1991
------------------------------------------------------------------------
Date

Jay James
------------------------------------------------------------------------
Witnessed

Richard Roe
------------------------------------------------------------------------
Licensed Agent



Form L-1605 (9/91)                                              113980

DEFINITIONS

AGE - Attained age.

ACCUMULATED GUARANTEE PERIOD VALUE - On any valuation date, the accumulated guarantee period value is the sum of the owner's guarantee period values.

ACCUMULATION PERIOD - The period of time between the certificate's issue date and annuity date.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each subaccount.

ANNUITANT - The person named in the enrollment application during whose lifetime an annuity is to be paid. Under a nonqualified plan when two people are named as joint annuitants, the term "annuitant" means the joint annuitants or the survivor of them. The person(s) named as an annuitant may not be changed.

ANNUITY - A series of payments starting on the annuity date.

ANNUITY DATE - The date stated in the enrollment application on which the certificate matures and annuity payments are scheduled to begin. Unless otherwise directed, the annuity date is the twentieth anniversary of the certificate's issue date. The annuity date may be changed by the owner.

ANNUITY OPTION - One of several forms in which annuity payments may be made.

ANNUITY PERIOD - The period starting on the annuity date.

ANNUITY PURCHASE VALUE - The annuity purchase value is the sum of the owner's:
(1) market adjusted value; plus the separate account value; minus (2) any applicable charges.

ANNUITY UNIT - An accounting unit of measure used to calculate the amount of variable annuity payments after the first annuity payment. The value of an annuity unit is determined separately for each subaccount.

CERTIFICATE - An individual certificate of participation issued by the Company to each owner as evidence of the rights and benefits under this contract.

CERTIFICATE OWNER OR OWNER - The owner is the annuitant unless a different owner is named in the enrollment application. The owner possesses all ownership rights granted under the terms of this contract. Under a non-qualified plan, when more than one person is named as owner, the term "owner" means joint owners. The owner may be changed during the lifetime of the owner and the annuitant.

CERTIFICATE VALUE - On any valuation date, the certificate value is the sum of the owner's (1). accumulated guarantee period value; plus (2) separate account value.

CERTIFICATE YEAR - The annual anniversary of the issue date of the certificate.

CONTRACT DATE, CONTRACT YEAR - The contract date is stated in the contract schedule. Subsequent contract years will begin on anniversaries of the contract date.

CONTRACTHOLDER - The contractholder is stated in the contract schedule. It is the entity to which this contract is issued.

FIXED ANNUITY - An annuity payment plan under which the amount of each annuity payment does not vary with the investment experience of a subaccount.

FUND - The Kemper Investors Fund, an open-end diversified investment company in which the Separate Account invests.

GENERAL ACCOUNT - The general account includes all the assets of the Company, other than those allocated to the Separate Account or any other legally segregated separate account, including that portion of the annuity purchase value applied to purchase a fixed annuity.

GUARANTEED INTEREST RATE - The rate of interest established by the Company for a given guarantee period.

GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate. Guarantee period options may have durations of from one (1) to ten (10) years. The guarantee periods initially offered under this contract are stated in the contract schedule.

GUARANTEE PERIOD VALUE - On any valuation date, the guarantee period value is the owner's: (1) net purchase payment allocated or amount transferred to a guarantee period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; and (4) as adjusted for any applicable market value adjustment previously made.

ISSUE DATE - The issue date is stated in the certificate schedule. It is the date the owner's purchase payment, received by the Company, is available for use and begins to be credited with interest. If the normal issue date is the 29th, 30th or 31st of the month, the issue date is the 28th day of that month.

MARKET ADJUSTED VALUE - A guarantee period value adjusted by the market value adjustment formula prior to the end of a guarantee period.

MARKET VALUE ADJUSTMENT - An adjustment of values under a guarantee period in accordance with the market value adjustment formula prior to the end of that guarantee period. The adjustment reflects the change in the value of the guarantee period value due to changes in interest rates since the date the guarantee period commenced. The adjustment is computed using the market value adjustment formula stated in the contract schedule.

MORTALITY AND EXPENSE RISKS AND ADMINISTRATIVE COSTS CHARGE - A charge deducted in the calculation of the accumulation unit value and the annuity unit value for the Company's assumption of mortality risks and expense guarantees and administrative costs.

NET PURCHASE PAYMENT - The gross amount of the purchase payment less any applicable premium taxes.

NON-QUALIFIED PLAN - A  contract issued other than as a qualified plan.

L-1600 (9/91)                                                             Page 1

L-1600 (9/91)                                                            Page 2

PAYEE - A recipient of periodic payments under this contract. The term includes an annuitant or a beneficiary who becomes entitled to a death benefit payment.

PURCHASE PAYMENTS - A dollar amount received by the Company in U.S. currency as consideration for the benefits to be provided under this contract.

QUALIFIED PLAN - A contract issued under a retirement plan which qualified for favorable tax treatment under Section 401, 403(b), 408 or 457 of the Internal Revenue Code of 1986 as amended.

RECEIVED BY THE COMPANY - The receipt by the Company at its home office.

SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

SEPARATE ACCOUNT VALUE - On any valuation date the Separate Account value is the sum of the owner's subaccount values.

SIXTH CERTIFICATE ANNIVERSARY - The sixth certificate anniversary date is the sixth anniversary of the certificate issue date and each subsequent sixth anniversary of that date.

SUBACCOUNTS - The Separate Account has several subaccounts. The subaccounts available under this contract are stated in the contract schedule.

SUBACCOUNT VALUE - On any valuation date, the owner's subaccount value is computed using the formula stated in this contract. Each subaccount is valued separately.

TERMINATION VALUE - The termination value is the sum of the owner's: (1) market adjusted value; plus (2) separate account value; minus (3) any applicable charges.

VALUATION DATE - Each business day on which valuation of the assets of the Separate Account is required by applicable law, which currently is each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period that starts at the close of a valuation date and ends at the close of the next succeeding valuation date.

VARIABLE ANNUITY - An annuity payment plan which varies as to dollar amount in relation to subaccount investment experience.

WITHDRAWAL/EARLY ANNUITIZATION CHARGE - An amount which may be deducted from the certificate value after application of any applicable market value adjustment, upon a partial or total withdrawal, or upon the election of an annuity option.

GENERAL PROVISIONS

THE CONTRACT - This contract, the attached application and any endorsements is the entire contract between the parties. All statements made in the group application and an enrollment application, in the absence of fraud, are deemed representations and not warranties. No such statement shall void this contract or be used as a defense of a claim unless it is contained in the group or enrollment application.

MODIFICATION OF CONTRACT - Only the Company's president, secretary and assistant secretaries have the power to approve a change or waive any provisions of this contract or any certificate issued under this contract. Any modification must be in writing. No agent or person, other than such officers named, has authority to change or waive the provisions of this contract.

CERTIFICATES - The Company shall issue an individual certificate to each owner as evidence of his or her rights and benefits under this contract. The certificate is not a part of this contract.

SUCCESSOR CONTRACTHOLDER - The contractholder, with the consent of the Company, may at any time appoint a successor contractholder. Any successor contractholder will have all rights, duties and obligations of the original contractholder.

DISCONTINUANCE OF NEW PARTICIPANTS - The Company, by giving thirty days prior written notice to the contractholder, may limit or discontinue the acceptance of new applications and the issuance of new certificates under this contract. Such limitation or discontinuance will have no effect on the rights or benefits of any owner's certificate issued prior to the effective date of such limitation or discontinuation.

INCONTESTABILITY - This contract cannot be contested after it has been in force for two years.

CHANGE OF ANNUITY DATE - The owner may elect in writing prior to the annuity date and during the lifetime of the annuitant, to change the annuity date.

ASSIGNMENT - No assignment under this contract is binding unless received by the Company in writing. The Company assumes no responsibility for the validity of any assignment. Once filed, the rights of an owner, annuitant and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

REPORTS - At least once each certificate year, the owner will receive a statement showing the certificate value, interest credited, investment experience and changes made since the last report as well as any other information required by statute.

NON-PARTICIPATING - This contract does not pay dividends nor does it participate in any of the Company's surplus or earnings.

RESERVES, VALUES AND DEATH BENEFITS - All reserves are greater than or equal to those required by statute. Any values and death benefit that may be available are not less than the minimum values and benefits required by any statute of the state in which this contract is delivered.

PREMIUM TAXES - The Company shall deduct state premium taxes when paid by the Company.

RECORDS MAINTENANCE CHARGE - The owner is assessed an annual records maintenance charge as shown in the contract schedule on each certificate anniversary and upon certificate termination. The charge shall be allocated equally among the subaccounts in which the owner participates. A number of accumulation units sufficient to equal the proper portion of the charge shall be redeemed from each subaccount. If the owner is not participating in the Separate Account at the time the records maintenance charge is assessed, in order to meet the assessment, the records maintenance charge shall be deducted from the guarantee period closest to maturity of the shortest original duration. The records maintenance charge is not assessed during the annuity period.

OWNERSHIP PROVISIONS

OWNER - Unless otherwise provided in the enrollment application, the annuitant shall be the original owner. The owner, prior to the annuity date and prior to the annuitant's death, has the exclusive right to exercise every option and right conferred by this contract. If more than one owner is named, the joint owners must agree to any change.

CHANGE OF OWNERSHIP - Certificate ownership may be changed at any time during the lifetime of the owner and annuitant. A change must be made by written notice from the owner with information sufficient to clearly identify the new owner to the Company. Upon receipt by the Company, the change shall take effect as of the date it was signed except for action taken by the Company before the change was received. The Company reserve the right to require the certificate for endorsement of a change.

BENEFICIARY DESIGNATION AND CHANGE OF BENEFICIARY - The owner may change the beneficiary by filing a written change form subject to the following:

(1) The change must be filed while during the annuitant's lifetime and prior to the annuity date;

(2) The certificate must be in force at the time of filing a change;

(3) Such change must not be prohibited by the terms of an existing: (a) assignment; (b) beneficiary designation; or (c) other restriction;

(4) No such change shall take effect unless received by the Company;

(5) After receipt, the change shall take effect on the date the change form was signed. However, action taken by the Company before the change form was received shall remain effective; and

(6) The change form provides information sufficient to identify the new beneficiary.

The Company reserves the right to require the certificate for endorsement of a change.

DEATH OF BENEFICIARY - The interest of any beneficiary who dies prior to the death benefit distribution shall pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation.

If no beneficiary survives or is named, the distribution shall be made to the owner's estate upon the death of the owner or to the annuitant's estate upon the death of the annuitant who is not the owner.

If a beneficiary dies within ten days of the owner's death, the death benefit shall be paid as if the owner survived the beneficiary. If a beneficiary dies within ten days of the annuitant's death and the annuitant is not the owner, the death benefit shall be paid as if the annuitant survived the beneficiary. In the event that the owner, annuitant and beneficiary die simultaneously, the death benefit shall be paid as if the owner survived the annuitant and the beneficiary.

PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENT - The minimum purchase payment accepted by the Company on behalf of the owner is $5,000. The maximum purchase payment accepted by the Company on behalf of the owner without prior Compzny approval is $1,000,000 or the maximum permitted by the Code for the qualified plan.

The minimum allocation to a guarantee period or to a subaccount is $1,000.

The Company reserves the right to waive or modify the above limits.

PLACE OF PAYMENT - All purchase payments under this contract are payable to the Company at its home office or such other location within the United States as may be designated by the Company in writing to the owner or other interested parties. A purchase payment received by an agent shall begin earning interest after its receipt by the Company.

APPLICATION OF PURCHASE PAYMENT - The net purchase payment is credited and begins earning interest no later than two business days after its receipt by the Company at its home office. A guarantee period begins on the day the purchase payment and interest is credited.

GUARANTEE PERIOD PROVISIONS

GUARANTEE PERIOD - All amounts allocated to a guarantee period are held by the Company in a non-unitized separate account. The initial guarantee period options available under this contract are shown in the certificate schedule.

GUARANTEE PERIOD VALUE - On any valuation date, the guarantee period value is the sum of the owner's: (1) net purchase payment allocated or amount transferred to a guarantee period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; and (4) as adjusted for any applicable market value adjustment previously made.

ACCUMULATED GUARANTEE PERIOD VALUE - On any valuation date, the accumulated guarantee period value is the sum of the owner's guarantee period values. At any time during the accumulation period, the accumulated guarantee period value may be allocated to a maximum of forty guarantee periods.

CURRENT GUARANTEED INTEREST RATE - The guaranteed period(s) initially elected and the guaranteed interest rate(s) initially credited to the owner's net purchase payment are stated in the certificate schedule.

A current guaranteed interest rate shall be declared by the Company with respect to each amount transferred to a guarantee period. This rate shall be binding upon the Company for the guarantee period elected at the time an amount is transferred.


L-1600 (9/91)                                                            Page 3

L-1600 (9/91)                                                            Page 4

At the end of a guaranteed period, the Company shall declare a guaranteed interest rate applicable for the next subsequent guarantee period of the same duration.

COMPOUNDING OF VALUES - Interest credited under this contract is calculated by compounding daily at the daily equivalent interest rate which would produce at the end of the year a result identical to the one produced by applying the interest rate declared as an annual rate.

MARKET VALUE ADJUSTMENT PROVISION

MARKET VALUE ADJUSTMENT - The market value adjustment formula is stated in the contract schedule. This formula is applicable for both an upward or downward adjustment to a guarantee period value when, prior to the end of a guarantee period value such value is: (1) taken as a total or partial withdrawal; (2) applied to purchase an annuity option; (3) transferred to another guarantee period or subaccount; or (4) applied to the death benefit payment. However, a market value adjustment shall not be applied to any guarantee period value transaction effected within 15 days before or after the end of the applicable guarantee period.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT - The variable benefits under this contract are provided through the KILICO Variable Annuity Separate Account which is referred to in this contract as the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by the Company into which a portion of the Company's assets have been allocated for this contract and may be allocated for certain other contracts.

LIABILITIES OF SEPARATE ACCOUNT - The assets equal to the reserves and other liabilities of the Separate Account shall not be charged with liabilities arising out of any other business the Company may conduct. The assets of the Separate Account shall be valued on each valuation date.

SEPARATE ACCOUNT VALUE - On any valuation day the Separate Account value is the sum of the owner's subaccount values. At any time during the accumulation period, the separate account value may be allocated to a maximum of seven subaccounts.

SUBACCOUNTS - The Separate Account consists of several subaccounts as shown in the contract schedule. The Company may, from time to time combine or remove subaccounts in the Separate Account and establish additional subaccounts of the Separate Account. In such event the owner may be permitted to select other subaccounts under this contract. However, the right to make any such selection is limited by the terms and conditions the Company may impose on such transactions.

FUND - Each subaccount of the Separate Account shall buy shares of a separate series of the Kemper Investors Fund. The Kemper Investors Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of the Kemper Investors Fund represents a separate investment portfolio which corresponds to a subaccount of the Separate Account.

If the Company establishs additional subaccounts, each new subaccount shall invest in a series of the Kemper Investors Fund or in shares of another investment company. The Company may also substitute other investment companies.

RIGHTS RESERVED BY US - The Company reserves the right, subject to compliance with the law as currently applicable or subsequently changed:

(1) To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

(2) To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

(3) To transfer any assets in any subaccount to another subaccount or to one or more separate accounts, or to the Company's general account, or to add, combine or remove subaccounts in the Separate Account; and

(4) To delete the shares of any of the portfolios of the fund or any other open-end investment company and to substitute, for the fund shares held in any subaccount, the shares of another portfolio of the fund or the shares of another investment company or any other investment permitted by law.

When required by law, the Company shall obtain the owner's approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT VALUE - Each subaccount has an accumulation unit value. When the net purchase payment or other amounts are allocated to a subaccount, a number of units are purchased based on the subaccount's accumulation unit value at the end of the valuation period during which the allocation is made. When amounts are transferred out of or deducted from a subaccount, units are redeemed in a similar manner.

The accumulation unit value for each subsequent valuation period is the investment experience factor for that period multiplied by the accumulation unit value for the immediately preceding period. Each valuation period has a single accumulation unit value which is applied to each day in the period. The number of accumulation units shall not change as a result of investment experience.

INVESTMENT EXPERIENCE FACTOR - Each subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the owner's certificate value in each subaccount during a valuation period.

The investment experience factor of a subaccount for a valuation period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

(1) is the net result of:

(a) the net asset value per share of the investment held in the subaccount determined at the end of the current valuation period; plus

(b) the per share amount of any dividend or capital gain distributions made by the investments held in the subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

(c) a charge or credit for any taxes reserved for the current valuation period which the Company determines to have resulted from the investment operations of the subaccount;

(2) is the net asset value per share of the investment held in the subaccount, determined at the end of the last prior valuation period;

(3) is the factor representing the mortality and expense risks and administrative costs charge stated in the contract schedule for the number of days in the valuation period.

TRANSFERS AND WITHDRAWAL PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD - Beginning fifteen days after the issue date and each fifteen days thereafter, the owner may direct the following transfers:

(1) All or part of a guarantee period value may be transferred to another guarantee period or to the Separate Account.

(2) All or part of a subaccount value may be transferred to a guarantee period or to another subaccount.

One transfer is permitted under (1) or (2) during each fifteen day period. At any time the owner may participate in a maximum of seven subaccounts.

Transfers shall also be subject to the following conditions:

(3) The minimum value which may be transferred from a guarantee period or subaccount is $1,000 or if smaller, the remaining value in the guarantee period or the subaccount from which the transfer is being made.

(4) No partial transfer shall be made if the remaining value in the guarantee period or subaccount is less than $1,000 after such transfer unless such guarantee period or subaccount is eliminated by means of such transfer.

An amount transferred from a guarantee period is subject to the market value adjustment formula stated in the contract schedule unless the transfer is effective within 15 days before or after the end of the applicable guarantee period. If a transfer election to be effected at the end of a guarantee period is not received by us within 15 days before or after the end of the applicable guarantee period, the subsequent guarantee period shall be of the same duration as the then current guarantee period.

Any transfer request must clearly specify: (1) the amount which is to be transferred: and (2) the guarantee period(s) or subaccount(s) which are to be affected. A telephone transfer direction shall be honored by the Company only when a properly executed telephone transfer authorization is on file with the Company and such transfer direction complies with the owner's authorization conditions.

(5) No transfer shall be made within seven calendar days of the date on which the first annuity payment is due.

(6) During the thirty day period prior to the date on which the first annuity payment is due, an additional transfer of all or part of the accumulated guarantee period value may be made to one or more subaccounts. Such transfer must be effective no later than the seventh calendar day prior to such due date.

The Company reserves the right at any time and without prior notice to any party to terminate, suspend or modify the transfer privileges.

TOTAL WITHDRAWAL - At any time prior to the annuity date, the owner may terminate participation in this contract. Payment of the termination value to the owner discharges us from all our obligations under this contract.

The termination value shall be determined as of the date a completed written request for termination is received by the Company and the certificate is returned. The market value adjustment formula shall be applied to the applicable portion of the total value withdrawn unless such withdrawal is effected within 15 days before or after the end of the applicable guarantee period.

PARTIAL WITHDRAWALS - At any time prior to the annuity date, the owner may withdraw part of the certificate value.

A partial withdrawal is subject to the following conditions:

(1) The remaining certificate value shall not be less than $2,500.

(2) The minimum partial withdrawal from a guarantee period prior to any market value adjustment, or from a subaccount is $1,000.

(3) The remaining guarantee period value or subaccount value after a withdrawal may not be less than $1,000.

Unless the Company is directed otherwise by the owner a partial withdrawal shall be taken from the guarantee periods and subaccounts in proportion to the values that each guarantee period and subaccount bears to the owner's certificate value.

WITHDRAWAL CHARGE - A withdrawal charge shall be applied against a total or partial withdrawal as shown in the Withdrawal Charge Table stated in the contract schedule after application of any applicable market value adjustment.

A maximum of 10% of the owner's market adjusted value plus separate account value may be withdrawn each certificate year without incurring a withdrawal charge. Any amount withdrawn which is not subject to a withdrawal charge will be considered a "partial free withdrawal."

TRANSFER AND WITHDRAWAL PROCEDURES - A withdrawal or transfer of guarantee period value will be effective on the valuation date following receipt by the Company at its home office of a written request for a withdrawal or a telephone transfer direction containing all required information.

Accumulation units will be redeemed to the extent necessary to achieve the dollar amount when the withdrawal or transfer is made from a subaccount. The accumulation units credited in each subaccount shall be reduced by the number of accumulation units redeemed.

The reduction in the number of accumulation units shall be determined on the basis of the accumulation unit value at

L-1600 (9/91)                                                            Page 5

L-1600 (9/91)                                                            Page 6

the end of the valuation period during which the request containing all required information is received by the Company. An amount shall be paid within seven calendar days after the date proper election is received by the Company, except as provided below.

DEFERMENT OF WITHDRAWAL OR TRANSFER - If the withdrawal or transfer is to be made from a subaccount, the Company may suspend the right of withdrawal or transfer or delay payment more than seven calendar days: (1) during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings; (2) when trading in the markets normally utilized is restricted: or any emergency exists as determined by the Securities and Exchange Commission, so that disposal or investments or determination of the accumulation unit value is not reasonably practicable; or (3) for such other periods as the Securities and Exchange Commission by order may permit for protection of owners.

If the withdrawal or transfer is to be made of a guarantee period value, the Company may defer the payment for the period permitted by law but not more than six months after written election or direction is received by the Company. During the period of deferral, interest at the then current interest rate(s) for the same guarantee period(s) will continue to be credited to the guarantee period value.

DEATH BENEFIT PROVISION

DEATH BENEFIT AGE - Under a qualified plan where the owner and the annuitant are the same person, the age on the certificate issue date shall be used to calculate the death benefit. Under a nonqualified plan where the owner and the annuitant may be different individuals, the age of the older of the owner or annuitant, on the certificate issue date, is used to calculate the death benefit.

AMOUNT OF DEATH BENEFIT - When the age used to calculate the death benefit is less than 66, during the first six certificate years the death benefit shall be the greater of: (1) the market adjusted value plus separate account value; or
(2) the sum of the net purchase payment received, minus withdrawals and withdrawal charges, accumulated at 5% per year.

On the first sixth certificate anniversary, the "current minimum death benefit" shall be the greater of: (1) the market adjusted value plus separate account value; or (2) the sum of the net purchase payment received minus withdrawals and withdrawal charges, accumulated at 5% annually for the first six certificate years.

From the seventh to the twelfth certificate year, the death benefit shall be the greater of (1) the market adjusted value plus separate account value; or
(2) the "current minimum death benefit value" minus withdrawals from the first sixth certificate anniversary to the date the Company receives due proof of death.

On each sixth certificate anniversary thereafter, the "current minimum death benefit value" is compared to the market adjusted value plus the separate account value, and whichever is greater becomes the new "current minimum death benefit value" for the next six certificate years. And, the death benefit for each subsequent six certificate years shall be the greater of: (1) the market adjusted value plus the separate account value; or (2) the "current minimum death benefit value" minus withdrawals from the sixth certificate anniversary to the date the Company receives due proof of death.

When the age used to calculate the death benefit is age 66 or over, during the first six certificate years the death benefit shall be the greater of: (1) the market adjusted value plus the separate account value; or (2) the sum of the net purchase payment received minus withdrawals and withdrawal charges. On the first sixth certificate anniversary, the "current minimum death benefit value" shall be set for the remainder of the accumulation period at the greater of:
(1) the market adjusted value plus the separate account value on the first sixth certificate anniversary; or (2) the net purchase payment received minus withdrawals. Thereafter, the death benefit shall be the greater of: (1) the market adjusted value plus the separate account value; or (2) the "current minimum death benefit value" minus withdrawals from the sixth certificate anniversary to the date the Company receives due proof of death.

DEATH BENEFIT PAYMENT - The death benefit shall be computed at the end of the valuation period next following receipt by the Company of due proof of death and the return of the certificate. Payment of the death benefit to the beneficiary shall discharge the Company from further obligations to the owner.

Due proof of death in the form of a certified copy of the death certificate; a certified copy of a decree of a court of competent jurisdiction as to the finding of death or written notice in a form satisfactory to the Company is required within sixty days of such death or as soon thereafter as is reasonably possible and prior to any death benefit payment.

A death benefit shall be paid prior to the annuity date in the event of: (1) the death of the owner who is also the annuitant; (2) the death of either the annuitant or owner when the annuitant is not the owner; (3) the death of a joint owner; or (4) the death of the surviving joint annuitant when joint annuitants are named and they are not the owners.

Upon the death of the owner, the death benefit shall be paid in a lump sum. In lieu of a lump sum payment, the beneficiary may elect within sixty days following the Company's receipt of due proof of death of the owner to have the death benefit distributed in accordance with Option 2; or Options 1, 3 or 6 over a period not extending beyond the life expectancy of the beneficiary (or if the beneficiary is not an individual, five years after the owner's death). The death benefit distribution must begin no later than one year from the owner's death.

If the primary beneficiary is the surviving spouse at the owner's death, the surviving spouse may elect to be treated as the successor owner of the certificate with no requirement to begin death benefit distribution.

If the death benefit becomes payable by reason of the death of the annuitant, who is not the owner, the death benefit shall be paid in the manner elected by the named beneficiary, including a lump sum payment or under an annuity option.

PROVISIONS FOR CERTAIN QUALIFIED PLAN CONTRACTS

The following provisions apply and shall take precedence over contrary contract provisions if the enrollment application indicates issuance as an individual retirement annuity ("IRA") described in Internal Revenue Code ("Code") Section 408(b), or as a terminal funding annuity distributed by a plan described in Code Section 401(a), or as a tax sheltered annuity described in Code Section 403(b).

(1) The annuitant is the owner.

(2) The annuitant's entire interest in the contract is nonforfeitable.

(3) Transferability is not permitted except to the Company on surrender or settlement.

(4) Distributions shall be in accordance with Code Section 401(a)(9).

(5) If a tax sheltered annuity, distributions after 1988 shall be restricted in accordance with Code Section 403(b)(11).

(6) If a terminal funding annuity or tax sheltered annuity, the contract and the benefits under it shall not be sold, assigned, discounted or pledged as collateral for a loan or as a security for the performance of an obligation or for any other purpose to any person other than the Company.

(7) If an IRA, total annual purchase payments shall not exceed $2,000 except in the case of a rollover contribution or a Simplified Employee Pension Plan.

(8) If an IRA, the contract and the benefits under it shall not be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation, or for any other purpose to any person.

(9) If an IRA,

(a) within seven days of the date of the application, the owner may revoke such application and receive a full refund of the purchase payment; and

(b) notice of revocation by the owner must be made by wire or telephone to the Company at its home office.

(10) If an IRA or tax sheltered annuity, the Company shall not be responsible under any circumstance for the timing, purpose or propriety of any distribution, nor shall the Company incur any liability or responsibility for any tax imposed on account of any such distribution. Without limiting the foregoing, the Company is not obligated to make any distribution absent a specific written direction in accordance with the provisions of the contract from the owner or the beneficiary.

All of the foregoing provisions are irrevocable unless amended from time to time to reflect any required change in the Internal Revenue Code or regulation thereunder.

ANNUITY PERIOD PROVISIONS

ELECTION OF ANNUITY OPTION -The annuity purchase value may be applied under one of the annuity options. Election of an annuity option must be in writing to the Company. An election may be made: (1) by the owner prior to the annuity date and during the lifetime of the annuitant; (2) by the annuitant on the annuity date unless the owner has restricted the right to make such an election; or (3) by the beneficiary upon payment of the death benefit.

An election shall be revoked by a subsequent change of beneficiary or an assignment of benefits, unless the assignment provides otherwise.

In the absence of an election of an annuity option, under a nonqualified plan, an annuity shall be paid under Option 3 for a guaranteed period of ten years and for as long thereafter as the annuitant shall alive. In the absence of an election of an annuity option under a qualified plan, an annuity shall be paid under Option 4 with a monthly income at two-thirds of the full amount payable during the lifetime of the surviving payee.

If the total annuity purchase value is applied under one of the following options, this certificate must be surrendered to the Company.

Any option in effect for the first annuity payment shall not be changed thereafter.
Subject to the terms of the death benefit provision, the beneficiary may elect that the death benefit be left with the Company and applied under one of the annuity options.

If the annuity purchase value to be applied is less than $4,000, the Company has the right to make payment in one lump sum. If the amount of any payment is less than $50, the Company may increase the interval between payments to a quarterly, semi-annual or annual payment to make the payment at least $50.

Payments must be made to a natural person referred to as the payee, in the payee's own right. The age to be used in applying Annuity Options 2, 3, 4 and 5 is the payee's adjusted age on the first annuity payment due date.

If the total certificate value on the seventh calendar day before the first annuity payment due date is allocated to the guarantee period(s), the annuity shall be paid as a fixed annuity. If the total certificate value on such date is allocated to the Separate Account, the annuity shall be paid as a variable annuity. If the certificate value on such date is allocated to both guarantee period(s) and subaccount(s), then the annuity shall be paid as a combination of a fixed and variable annuity. A fixed and variable annuity payment shall reflect the investment performance of the subaccounts in accordance with the allocation of the certificate value existing on such date. Allocations shall not be changed thereafter, except as provided in the Transfers During The Annuity Period provision of the contract.

ADJUSTED AGE: ANNUITY OPTIONS 2, 3, 4 AND 5 - The tables below shall be applied to the attained age of each payee to establish the adjusted age used in the calculation of benefits for these annuity options.


                   CALENDAR YEAR OF BIRTH  ADJUSTED AGE
                   1909 - and earlier      Age increased by 1
                   1910 - 1919             Age
                   1920 - 1929             Age decreased by 1
                   1930 - 1939             Age decreased by 2
                   1940 - 1949             Age decreased by 3
                   1950 & later            Age decreased by 4


L-1600 (9/91)                                                           Page 7

L-1600 (9/91)                                                            Page 8
OPTION 1

INCOME FOR SPECIFIED PERIOD - The Company shall pay income for the period and payment mode elected but not less than 3 years nor more than 30 years.

A payee by written notice to the Company may cancel all or part of any remaining Option 1 variable annuity payments due and receive the value of any remaining unpaid instalments less any applicable early annuitization charge.

OPTION 2

LIFE INCOME- The Company shall pay a monthly income to the payee during the payee's lifetime.

OPTION 3

LIFE INCOME WITH INSTALLMENTS GUARANTEED -

The Company shall pay a monthly income for the period elected and thereafter for the remaining lifetime of the payee. The period elected may be 5, 10, 15 or 20 years.

OPTION 4

JOINT AND SURVIVOR ANNUITY - The Company shall pay the full monthly income while both payees are living. Upon the death of either payee, the income shall continue during the lifetime of the surviving payee. The surviving payee's income shall be the percentage of such full amount chosen at the time of election of Option 4.

OPTION 5

PENSION AND SURVIVOR ANNUITY - The Company shall pay the full monthly income during the lifetime of the primary payee. Such payments shall continue whether or not the secondary payee is living. If the primary payee dies before the secondary payee dies, the benefits shall continue during the lifetime of the secondary payee. However, such benefits shall be for the percentage chosen for such continuation at the time Option 5 is elected.

OPTION 6

INCOME OF SPECIFIED AMOUNT - The Company shall pay a monthly income elected for as long as the amount applied and interest shall last. The minimum income which may be elected is $10 per month for each $1,000 applied. The total certificate value must be allocated to a fixed annuity when Option 6 is elected.

OTHER SETTLEMENT ARRANGEMENTS - May be available with Company consent.

EARLY ANNUITIZATION CHARGE - Should the owner elect that annuity payments are to begin within six years of the certificate issue date, an early annuitization charge shall be applied as shown in the certificate schedule after application of any applicable market value adjustment.

Any applicable early annuitization charge is waived when the owner elects an annuity option which provides either an income benefit period of 5 years or more or a benefit under which payment is contingent upon the life of the payee(s).

FIXED ANNUITY - The owner's accumulated guarantee period value as adjusted for any applicable market value adjustment on the day immediately preceding the date on which the first annuity payment is due is reduced by any early annuitization charge, records maintenance charge and any premium taxes. The remaining value shall be used to determine the fixed annuity monthly payment in accordance with the annuity option elected. That portion of the annuity purchase value allocated to a fixed annuity is held in the Company's general account.

VARIABLE ANNUITY - The Separate Account value, at the end of the valuation period immediately preceding the valuation period that includes the date on which the first annuity payment is due, is first reduced by early annuitization charge, records maintenance charge and applicable premium taxes. The remaining value shall be used to determine the first monthly variable annuity payment. For annuity Options 1 through 5, the first monthly variable annuity payment shall be based upon the annuity option elected in accordance with the Annuity Option Table.

Subsequent variable annuity payments are determined as follows. The number of annuity units for each subaccount is calculated by dividing the amount of the first monthly annuity payment attributable to the value in that subaccount by the annuity unit value for that subaccount at the end of the valuation period immediately preceding the valuation period which includes the date on which the first annuity payment is to start. The number of annuity units per payment for each subaccount shall remain fixed unless a transfer is made. Upon transfer, the number of annuity units per payment shall change and the dollar amount of subsequent annuity payments may decrease or increase from month to month depending upon the investment experience of each applicable subaccount. The actual amount of any subsequent annuity payment is determined by multiplying the number of annuity units per payment in each subaccount by the annuity unit value for such subaccount at the end of the valuation period immediately preceding the valuation period which includes the date on which the payment is to be made, and then adding the resultant values.

The Company guarantees that the dollar amount of each annuity payment after the first shall not be adversely affected by actual expenses or by variations in mortality experience from the expense and mortality assumptions on which the first payment is based.

ANNUITY UNIT VALUE - The value of an annuity unit is determined separately for each of the subaccounts.

For each subaccount, the annuity unit value for any valuation period is determined by multiplying the annuity unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the annuity unit value is being calculated, and multiplying the result by an interest factor which offsets the effect of the assumed investment earnings rate of 4% per annum which is assumed in the annuity tables contained in the contract, which are based upon the 1983 Annuity Mortality Tables.

The net investment factor for each subaccount for any valuation period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

(1) is the net result of:

(a) the net assets value per share of the investments held in the subaccount determined at the end of the current valuation period; plus

(b) the per share amount of any dividend or capital gain distributions made by the investments held in the subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

(c) a charge or credit for any taxes reserved for the current valuation period which KILICO determines to have resulted from the investment operations of the subaccount;

(2) is the net asset value per share of the investment held in the subaccount, determined at the end of the last prior valuation period;

(3) is the factor representing the mortality and expense risks and administrative costs charge stated in this contract for the number of days in the valuation period.

TRANSFERS DURING THE ANNUITY PERIOD - During the annuity period, the payee(s) by written notice in a form satisfactory to the Company may convert variable annuity payments to fixed annuity payments or have variable annuity payments reflect the investment experience of other subaccounts. The payees may not convert fixed annuity payments to variable annuity payments. A transfer may be made subject to the following:

(1) Transfers from a variable annuity subaccount to a fixed annuity may be made effective only on an anniversary of the first annuity payment date. Notice for such transfer must be received by the Company not less than thirty days prior to the effective date of the transfer;

(2) Transfers from one subaccount to another subaccount shall be effective during the valuation period next succeeding the date the notice is received by the Company. However, if the notice for the transfer is received within the seven days immediately preceding an annuity payment date, the transfer shall be effective during the valuation period next succeeding that annuity payment date. No transfer to a subaccount may be made during the first year of the annuity period. All transfers in subsequent years between subaccounts shall be made on the same day in a given year and are limited to one transfer each year;

(3) No transfer may result in a payee having more than three subaccounts; and

(4) The payee's entire interest in a subaccount must be transferred.

The number of annuity units per payment attributable to a subaccount to which transfer is made is equal to in the case of a transfer between subaccounts, the number of annuity units per payment in the subaccount from which transfer is being made multiplied by the annuity unit value for that subaccount, such amount being divided by the annuity unit value for the subaccount to which transfer is being made.

The amount of money allocated to a fixed annuity in the event of a transfer from a subaccount equals the annuity reserve for the payee's interest in such subaccount. The annuity reserve is the product of (1) multiplied by (2) multiplied by (3) where: (1) is the number of annuity units representing the payee's interest in such subaccount per annuity payment; (2) is the annuity unit value for such subaccount; and (3) is the present value of $1.00 per payment period as of the adjusted age(s) of the payee(s) attained at the time of the transfer, based upon 1983 Annuity Mortality Tables with 4% interest per annum. Money allocated to a fixed account upon such transfer shall be applied under the same annuity option as originally elected, except that adjustment shall be made for the time period elapsed since the beginning of annuity payments.

All amounts and annuity unit values are determined as of the end of the valuation period preceding the effective date of the transfer.

The Company reserves the right at any time and without prior notice to any party to terminate, suspend or modify the transfer privileges.

SUPPLEMENTARY AGREEMENT - A supplementary agreement shall be issued to reflect payments to be made under an annuity option. If payment is made as a death benefit payment, its effective date shall be the date of the Company's receipt of due proof of death and the return of the certificate. Otherwise, its effective date will be the date chosen by the owner.

DATE OF FIRST PAYMENT - Interest under an option shall begin to accrue on the effective date of the supplementary agreement.

EVIDENCE OF AGE, SEX AND SURVIVAL - The Company may require satisfactory evidence of the age, sex and the continued survival of any person on whose life the income is based.

MISSTATEMENT OF AGE OR SEX - If a payee's age or sex has been misstated, the amount payable under this contract shall be such as the stipulated payments to the Company would have purchased at the correct age or sex. Interest not to exceed six per cent per annum shall be charged to any overpayment or credited to any underpayment against future payments made by the Company under this contract.

INTEREST AND MORTALITY - Interest on funds held by the Company under Options 1 and 6 is at 4.00% interest per year. The sums payable under Options 2, 3, 4 and 5 are based on the 1983 Annuity Mortality Tables at 4.00% interest per annum. Interest shall be compounded annually. Additional interest earnings, if any, shall be paid as determined by the Company.

DISBURSEMENT OF FUNDS UPON DEATH OF PAYEE: UNDER OPTIONS 1, 3 OR 6 - Upon the death of the payee, the value of any remaining unpaid instalments shall continued to be paid to the payee's beneficiary unless otherwise provided in the supplementary agreement.

PROTECTION OF BENEFITS - Unless otherwise provided in the supplementary agreement, the payee may not commute, anticipate, assign, alienate or otherwise encumber any payment to be received.

CREDITORS - The proceeds under this contract and any payment under an annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.


L-1600 (9/91)                                                            Page 9

ANNUITY OPTION TABLES

OPTION 1 - INCOME FOR SPECIFIED PERIOD*
AMOUNT OF INSTALLMENT FOR PERIOD AND PAYMENT MODE ELECTED
(FOR EACH $1000 APPLIED)

SPECIFIED
PERIOD
(YEARS)   ANNUAL     SEMI-ANNUAL   QUARTERLY   MONTHLY
3         346.49      174.94         87.90      29.40
4         264.89      133.75         67.20      22.47
5         215.99      109.05         54.79      18.32
6         183.42       92.61         46.53      15.56
7         160.20       80.89         40.64      13.59
8         142.82       72.11         36.23      12.12
9         129.32       65.29         32.81      10.97
10        118.55       59.86         30.07      10.06
15         86.48       43.66         21.94       7.34
20         70.75       35.72         17.95       6.00
25         61.55       31.08         15.61       5.22
30         55.61       28.08         14.11       4.72


OPTION 2 - LIFE INCOME*

MONTHLY INSTALLMENT FOR EACH $1000 APPLIED


ADJUSTED  MONTHLY INCOME          ADJUSTED   MONTHLY INCOME
AGE       MALE       FEMALE       AGE        MALE      FEMALE
35        4.06        3.89        60         5.86       5.29
36        4.10        3.91        61         6.00       5.40
37        4.14        3.94        62         6.16       5.52
38        4.18        3.97        63         6.32       5.65
39        4.22        4.01        64         6.49       5.78
40        4.27        4.04        65         6.68       5.92
41        4.31        4.07        66         6.88       6.08
42        4.36        4.11        67         7.09       6.24
43        4.42        4.15        68         7.31       6.42
44        4.47        4.19        69         7.56       6.61
45        4.53        4.24        70         7.82       6.81
46        4.59        4.28        71         8.09       7.04
47        4.65        4.33        72         8.39       7.28
48        4.72        4.38        73         8.71       7.54
49        4.79        4.44        74         9.05       7.83
50        4.86        4.50        75         9.41       8.14
51        4.84        4.56        76         9.81       8.47
52        5.02        4.62        77        10.23       8.83
53        5.10        4.69        78        10.68       9.23
54        5.19        4.76        79        11.16       9.65
55        5.29        4.84        80        11.68      10.12
56        5.39        4.92        81        12.23      10.62
57        5.49        5.00        82        12.81      11.16
58        5.61        5.09        83        13.44      11.76
59        5.73        5.19        84        14.09      12.39
                                  85        14.79      13.08


*Values for ages not shown will be furnished by the Company upon request.

OPTION 3 - LIFE INCOME WITH INSTALLMENTS
GUARANTEED*
MONTHLY INSTALLMENTS FOR EACH $1000 APPLIED


               GUARANTEED PERIOD (M = MALE  F = FEMALE)
ADJUSTED     5YR    5YR  10YR   10YR  15YR  15YR   20YR 20 YR
  AGE          M      F     M      F     M     F      M     F
   35       4.06   3.88  4.06   3.88  4.04  3.88   4.02  3.87
   36       4.10   3.91  4.09   3.91  4.08  3.90   4.06  3.89
   37       4.14   3.94  4.13   3.94  4.11  3.93   4.09  3.92
   38       4.18   3.97  4.17   3.97  4.15  3.96   4.12  3.95
   39       4.22   4.00  4.21   4.00  4.19  3.99   4.16  3.98
   40       4.26   4.04  4.25   4.03  4.23  4.02   4.20  4.01
   41       4.31   4.07  4.30   4.07  4.27  4.06   4.24  4.04
   42       4.36   4.11  4.34   4.10  4.32  4.09   4.28  4.07
   43       4.41   4.15  4.39   4.14  4.36  4.13   4.32  4.11
   44       4.46   4.19  4.44   4.18  4.41  4.17   4.36  4.15
   45       4.52   4.23  4.50   4.23  4.46  4.21   4.40  4.18
   46       4.58   4.28  4.55   4.27  4.51  4.25   4.45  4.22
   47       4.64   4.33  4.61   4.32  4.56  4.30   4.50  4.27
   48       4.71   4.38  4.67   4.37  4.62  4.34   4.55  4.31
   49       4.77   4.43  4.74   4.42  4.68  4.39   4.60  4.36
   50       4.85   4.49  4.81   4.47  4.74  4.45   4.65  4.40
   51       4.92   4.55  4.88   4.53  4.80  4.50   4.71  4.45
   52       5.00   4.61  4.95   4.59  4.87  4.56   4.76  4.50
   53       5.08   4.68  5.03   4.66  4.94  4.62   4.82  4.56
   54       5.17   4.75  5.11   4.72  5.01  4.68   4.88  4.61
   55       5.26   4.83  5.20   4.80  5.09  4.74   4.94  4.67
   56       5.36   4.91  5.29   4.87  5.17  4.81   5.00  4.73
   57       5.47   4.99  5.38   4.95  5.25  4.88   5.06  4.79
   58       5.58   5.08  5.48   5.03  5.33  4.96   5.12  4.85
   59       5.70   5.17  5.59   5.12  5.42  5.04   5.18  4.91
   60       5.82   5.27  5.70   5.22  5.51  5.12   5.24  4.98
   61       5.96   5.38  5.82   5.32  5.60  5.21   5.31  5.05
   62       6.10   5.50  5.95   5.42  5.69  5.30   5.37  5.11
   63       6.26   5.62  6.08   5.53  5.79  5.39   5.43  5.18
   64       6.42   5.75  6.21   5.65  5.89  5.49   5.48  5.25
   65       6.60   5.89  6.35   5.77  5.98  5.58   5.54  5.32
   66       6.78   6.03  6.50   5.90  6.08  5.69   5.59  5.39
   67       6.98   6.19  6.65   6.04  6.18  5.79   5.64  5.45
   68       7.18   6.36  6.81   6.19  6.28  5.90   5.69  5.51
   69       7.40   6.54  6.97   6.34  6.37  6.01   5.73  5.58
   70       7.64   6.74  7.14   6.50  6.47  6.12   5.77  5.63
   71       7.88   6.95  7.31   6.67  6.55  6.22   5.81  5.69
   72       8.14   7.17  7.48   6.84  6.64  6.33   5.84  5.73
   73       8.41   7.41  7.65   7.02  6.72  6.44   5.87  5.78
   74       8.70   7.67  7.83   7.21  6.80  6.54   5.89  5.82
   75       9.00   7.95  8.00   7.40  6.87  6.64   5.91  5.85
   76       9.32   8.24  8.17   7.60  6.93  6.73   5.93  5.88
   77       9.65   8.56  8.34   7.80  6.99  6.82   5.95  5.91
   78       9.99   8.89  8.50   7.99  7.05  6.90   5.96  5.93
   79      10.35   9.24  8.66   8.19  7.10  6.97   5.97  5.94
   80      10.72   9.61  8.81   8.36  7.14  7.03   5.98  5.96
   81      11.09  10.01  8.95   8.57  7.18  7.09   5.99  5.97
   82      11.47  10.41  9.09   8.74  7.21  7.13   5.99  5.98
   83      11.86  10.84  9.21   8.91  7.23  7.17   5.99  5.99
   84      12.25  11.28  9.32   9.06  7.26  7.21   6.00  5.99
   85      12.64  11.72  9.43   9.21  7.28  7.24   6.00  6.00




*Values for ages not shown will be furnished by the Company upon request.


Form L-1606 (9/91)                                                      Page 1

OPTION 4 - JOINT AND SURVIVOR ANNUITY


(66-2/3% CONTINUING SURVIVOR BENEFIT)
MONTHLY INSTALLMENT FOR EACH $1000 APPLIED*


MALE
ADJUSTED  FEMALE ADJUSTED AGE
AGE       55    56    57     58    59     60     61
55        4.83  4.87  4.91   4.96  5.00  5.05   5.09
56        4.87  4.91  4.95   5.00  5.04  5.09   5.14
57        4.91  4.95  4.99   5.04  5.09  5.14   5.19
58        4.94  4.99  5.04   5.08  5.13  5.18   5.23
59        4.98  5.03  5.08   5.13  5.18  5.23   5.28
60        5.03  5.07  5.12   5.17  5.23  5.28   5.34
61        5.07  5.12  5.17   5.22  5.27  5.33   5.39
62        5.11  5.16  5.21   5.27  5.32  5.38   5.44
63        5.15  5.21  5.26   5.32  5.37  5.43   5.50
64        5.20  5.25  5.31   5.37  5.43  5.49   5.55
65        5.24  5.30  5.36   5.42  5.48  5.54   5.61
66        5.29  5.35  5.41   5.47  5.53  5.60   5.67
67        5.34  5.40  5.46   5.52  5.59  5.66   5.73
68        5.39  5.45  5.51   5.57  5.64  5.71   5.79
69        5.43  5.50  5.56   5.63  5.70  5.77   5.85
70        5.48  5.55  5.61   5.68  5.75  5.83   5.91
71        5.53  5.60  5.67   5.74  5.81  5.89   5.97
72        5.58  5.65  5.72   5.79  5.87  5.95   6.03
73        5.63  5.70  5.77   5.85  5.92  6.01   6.09
74        5.68  5.75  5.83   5.90  5.98  6.07   6.16
75        5.73  5.80  5.88   5.96  6.04  6.13   6.22

ADJUSTED
AGE       62    63    64     65    66    67     68
55        5.14  5.19  5.24   5.29  5.35  5.40   5.46
56        5.19  5.24  5.29   5.35  5.40  5.46   5.52
57        5.24  5.29  5.35   5.40  5.46  5.52   5.58
58        5.29  5.34  5.40   5.46  5.52  5.58   5.64
59        5.34  5.40  5.46   5.52  5.58  5.64   5.71
60        5.39  5.45  5.51   5.58  5.64  5.71   5.77
61        5.45  5.51  5.57   5.64  5.70  5.77   5.84
62        5.50  5.57  5.63   5.70  5.77  5.84   5.92
63        5.56  5.63  5.70   5.77  5.84  5.91   5.99
64        5.62  5.69  5.76   5.83  5.91  5.99   6.07
65        5.68  5.75  5.82   5.90  5.98  6.06   6.14
66        5.74  5.81  5.89   5.97  6.05  6.14   6.22
67        5.80  5.88  5.96   6.04  6.12  6.21   6.30
68        5.86  5.94  6.02   6.11  6.20  6.29   6.39
69        5.93  6.01  6.09   6.18  6.27  6.37   6.47
70        5.99  6.07  6.16   6.26  6.35  6.45   6.55
71        6.05  6.14  6.23   6.33  6.43  6.53   6.64
72        6.12  6.21  6.30   6.40  6.51  6.61   6.72
73        6.18  6.28  6.37   6.48  6.58  6.69   6.81
74        6.25  6.34  6.45   6.55  6.66  6.78   6.90
75        6.31  6.41  6.52   6.63  6.74  6.86   6.98

ADJUSTED
AGE       69    70    71     72    73    74     75
55        5.51  5.57  5.63   5.69  5.76  5.82   5.89
56        5.58  5.64  5.70   5.76  5.83  5.89   5.96
57        5.64  5.70  5.77   5.83  5.90  5.97   6.04
58        5.70  5.77  5.84   5.91  5.98  6.05   6.12
59        5.77  5.84  5.91   5.98  6.06  6.13   6.21
60        5.84  5.91  5.99   6.06  6.14  6.22   6.30
61        5.92  5.99  6.07   6.14  6.22  6.31   6.39
62        5.99  6.07  6.15   6.23  6.31  6.40   6.49
63        6.07  6.15  6.23   6.32  6.41  6.50   6.59
64        6.15  6.23  6.32   6.41  6.50  6.59   6.69
65        6.23  6.32  6.41   6.50  6.60  6.70   6.80
66        6.31  6.40  6.50   6.60  6.70  6.80   6.91
67        6.40  6.49  6.59   6.70  6.80  6.91   7.02
68        6.48  6.58  6.69   6.80  6.91  7.02   7.14
69        6.57  6.68  6.79   6.90  7.02  7.14   7.26
70        6.66  6.77  6.88   7.00  7.13  7.25   7.38
71        6.75  6.86  6.98   7.11  7.24  7.37   7.50
72        6.84  6.96  7.09   7.22  7.35  7.49   7.63
73        6.93  7.06  7.19   7.32  7.46  7.61   7.76
74        7.02  7.15  7.29   7.43  7.58  7.73   7.89
75        7.11  7.25  7.39   7.54  7.70  7.86   8.02


OPTION 5 - PENSION AND SURVIVOR ANNUITY
PRIMARY PAYEE - MONTHLY INSTALLMENT FOR EACH $1000 APPLIED
WHEN THE PRIMARY PAYEE IS MALE AND THE SECONDARY PAYEE IS FEMALE*
(100% MALE CONTINUING SURVIVOR BENEFIT)
(50% FEMALE CONTINUING SURVIVOR BENEFIT)


MALE
ADJUSTED  SECONDARY PAYEE - FEMALE ADJUSTED AGE
AGE   55     56     57      58     59      60     61
55    4.83   4.85   4.87    4.89   4.91    4.93   4.95
56    4.88   4.91   4.93    4.95   4.97    5.00   5.02
57    4.94   4.97   4.99    5.01   5.04    5.06   5.09
58    5.00   5.03   5.05    5.08   5.10    5.13   5.16
59    5.06   5.09   5.12    5.14   5.17    5.20   5.23
60    5.13   5.15   5.18    5.21   5.24    5.27   5.30
61    5.19   5.22   5.25    5.29   5.32    5.35   5.38
62    5.26   5.29   5.33    5.36   5.39    5.43   5.46
63    5.33   5.36   5.40    5.44   5.47    5.51   5.54
64    5.40   5.44   5.48    5.51   5.55    5.59   5.63
65    5.48   5.51   5.55    5.59   5.64    5.68   5.72
66    5.55   5.59   5.64    5.68   5.72    5.77   5.81
67    5.63   5.67   5.72    5.76   5.81    5.86   5.90
68    5.71   5.76   5.80    5.85   5.90    5.95   6.00
69    5.79   5.84   5.89    5.94   5.99    6.04   6.10
70    5.88   5.93   5.98    6.03   6.08    6.14   6.20
71    5.96   6.01   6.07    6.12   6.18    6.24   6.30
72    6.05   6.10   6.16    6.22   6.28    6.34   6.40
73    6.14   6.19   6.25    6.31   6.38    6.44   6.51
74    6.23   6.29   6.35    6.41   6.48    6.55   6.62
75    6.32   6.38   6.44    6.51   6.58    6.65   6.73

ADJUSTED
AGE   62     63     64      65     66      67     68
55    4.97   4.99   5.01    5.03   5.04    5.06   5.08
56    5.04   5.06   5.08    5.10   5.12    5.14   5.15
57    5.11   5.13   5.15    5.17   5.20    5.22   5.24
58    5.18   5.20   5.23    5.25   5.28    5.30   5.32
59    5.25   5.28   5.31    5.33   5.36    5.38   5.41
60    5.33   5.36   5.39    5.42   5.45    5.47   5.50
61    5.41   5.44   5.47    5.51   5.54    5.56   5.59
62    5.50   5.53   5.56    5.60   5.63    5.66   5.69
63    5.58   5.62   5.65    5.69   5.73    5.76   5.80
64    5.67   5.71   5.75    5.79   5.83    5.87   5.90
65    5.76   5.80   5.85    5.89   5.93    5.97   6.01
66    5.86   5.90   5.95    5.99   6.04    6.08   6.13
67    5.95   6.00   6.05    6.10   6.15    6.20   6.25
68    6.05   6.10   6.16    6.21   6.26    6.32   6.37
69    6.15   6.21   6.26    6.32   6.38    6.44   6.49
70    6.26   6.31   6.38    6.44   6.50    6.56   6.62
71    6.36   6.42   6.49    6.55   6.62    6.69   6.75
72    6.47   6.54   6.60    6.67   6.74    6.82   6.89
73    6.58   6.65   6.72    6.79   6.87    6.95   7.03
74    6.69   6.76   6.84    6.92   7.00    7.08   7.17
75    6.80   6.88   6.96    7.05   7.13    7.22   7.31

ADJUSTED
AGE   69     70     71      72     73      74     75
55    5.09   5.11   5.12    5.14   5.15    5.16   5.17
56    5.17   5.19   5.20    5.22   5.23    5.25   5.26
57    5.25   5.27   5.29    5.31   5.32    5.34   5.35
58    5.34   5.36   5.38    5.40   5.41    5.43   5.45
59    5.43   5.45   5.47    5.49   5.51    5.53   5.55
60    5.52   5.55   5.57    5.59   5.62    5.64   5.66
61    5.62   5.65   5.67    5.70   5.72    5.75   5.77
62    5.72   5.75   5.78    5.81   5.84    5.86   5.89
63    5.83   5.86   5.90    5.93   5.96    5.99   6.01
64    5.94   5.98   6.01    6.05   6.08    6.11   6.14
65    6.06   6.10   6.14    6.17   6.21    6.25   6.28
66    6.17   6.22   6.26    6.30   6.35    6.39   6.42
67    6.30   6.35   6.39    6.44   6.49    6.53   6.57
68    6.42   6.48   6.53    6.58   6.63    6.68   6.73
69    6.55   6.61   6.67    6.72   6.78    6.83   6.89
70    6.69   6.75   6.81    6.87   6.93    6.99   7.05
71    6.82   6.89   6.96    7.03   7.09    7.16   7.22
72    6.96   7.04   7.11    7.18   7.26    7.33   7.40
73    7.10   7.18   7.26    7.35   7.43    7.51   7.58
74    7.25   7.34   7.42    7.51   7.60    7.69   7.77
75    7.40   7.49   7.58    7.68   7.77    7.87   7.96



*Values for other age, sex and percent combinations will be furnished by the Company upon request.

ANNUITY OPTION TABLES

OPTION 1 - INCOME FOR SPECIFIED PERIOD*
AMOUNT OF INSTALLMENT FOR PERIOD AND PAYMENT MODE ELECTED
(FOR EACH $1000 APPLIED)

SPECIFIED
PERIOD
(YEARS)   ANNUAL     SEMI-ANNUAL   QUARTERLY   MONTHLY
3         346.49      174.94         87.90      29.40
4         264.89      133.75         67.20      22.47
5         215.99      109.05         54.79      18.32
6         183.42       92.61         46.53      15.56
7         160.20       80.89         40.64      13.59
8         142.82       72.11         36.23      12.12
9         129.32       65.29         32.81      10.97
10        118.55       59.86         30.07      10.06
15         86.48       43.66         21.94       7.34
20         70.75       35.72         17.95       6.00
25         61.55       31.08         15.61       5.22
30         55.61       28.08         14.11       4.72


OPTION 2 - LIFE INCOME*

MONTHLY INSTALLMENT FOR EACH $1000 APPLIED


ADJUSTED  MONTHLY-INCOME          ADJUSTED   MONTHLY-INCOME
AGE                               AGE
35            3.98                  60            5.58
36            4.01                  61            5.71
37            4.04                  62            5.84
38            4.08                  63            5.98
39            4.12                  64            6.14
40            4.16                  65            6.30
41            4.20                  66            6.48
42            4.24                  67            6.66
43            4.29                  68            6.86
44            4.34                  69            7.08
45            4.39                  70            7.31
46            4.44                  71            7.56
47            4.50                  72            7.83
48            4.55                  73            8.12
49            4.62                  74            8.43
50            4.68                  75            8.77
51            4.75                  76            9.13
52            4.82                  77            9.52
53            4.90                  78            9.94
54            4.98                  79           10.40
55            5.06                  80           10.88
56            5.15                  81           11.41
57            5.25                  82           11.97
58            5.35                  83           12.58
59            5.46                  84           13.23


*Values for ages not shown will be furnished by the Company upon request.

OPTION 3 - LIFE INCOME WITH INSTALLMENTS
GUARANTEED*
MONTHLY INSTALLMENTS FOR EACH $1000 APPLIED


               GUARANTEE PERIOD
ADJUSTED    5 YR    10 YR    15 YR    20 YR
  AGE
   35       3.98     3.97     3.96     3.95
   36       4.01     4.00     3.99     3.98
   37       4.04     4.04     4.02     4.01
   38       4.08     4.07     4.06     4.04
   39       4.11     4.11     4.09     4.07
   40       4.15     4.15     4.13     4.11
   41       4.19     4.19     4.17     4.14
   42       4.24     4.23     4.21     4.18
   43       4.28     4.27     4.25     4.22
   44       4.33     4.32     4.29     4.26
   45       4.38     4.37     4.34     4.30
   46       4.43     4.42     4.39     4.34
   47       4.49     4.47     4.44     4.39
   48       4.55     4.52     4.49     4.43
   49       4.61     4.58     4.54     4.48
   50       4.67     4.64     4.60     4.53
   51       4.74     4.71     4.66     4.58
   52       4.81     4.78     4.72     4.64
   53       4.89     4.85     4.78     4.69
   54       4.96     4.92     4.85     4.75
   55       5.05     5.00     4.92     4.81
   56       5.14     5.08     5.00     4.87
   57       5.23     5.17     5.07     4.93
   58       5.33     5.27     5.15     4.99
   59       5.44     5.36     5.24     5.06
   60       5.55     5.47     5.32     5.12
   61       5.67     5.58     5.41     5.19
   62       5.80     5.69     5.50     5.25
   63       5.94     5.81     5.60     5.31
   64       6.09     5.94     5.70     5.38
   65       6.24     6.07     5.79     5.44
   66       6.41     6.21     5.90     5.50
   67       6.59     6.36     6.00     5.56
   68       6.77     6.51     6.10     5.61
   69       6.98     6.67     6.20     5.66
   70       7.19     6.83     6.30     5.71
   71       7.42     7.00     6.40     5.75
   72       7.66     7.17     6.50     5.79
   73       7.92     7.35     6.59     5.83
   74       8.19     7.53     6.68     5.86
   75       8.48     7.72     6.76     5.89
   76       8.78     7.90     6.84     5.91
   77       9.11     8.08     6.91     5.93
   78       9.45     8.26     6.98     5.95
   79       9.80     8.44     7.04     5.96
   80      10.17     8.61     7.09     5.97
   81      10.56     8.77     7.13     5.98
   82      10.95     8.93     7.17     5.99
   83      11.36     9.07     7.21     5.99
   84      11.77     9.20     7.24     5.99
   85      12.19     9.33     7.26     6.00



*Values for ages not shown will be furnished by the Company upon request.



Form L-1607 (9/91)                                                    Page 1

OPTION 4 - JOINT AND SURVIVOR ANNUITY


(66-2/3% CONTINUING SURVIVOR BENEFIT)
MONTHLY INSTALLMENT FOR EACH $1000 APPLIED*

ADJUSTED
AGE OF
PRIMARY      SECONDARY PAYEE - ADJUSTED AGE
PAYEE      55    56    57     58    59     60     61
55        4.85  4.89  4.93   4.97  5.01  5.05   5.10
56        4.89  4.93  4.97   5.01  5.06  5.10   5.15
57        4.93  4.97  5.01   5.06  5.10  5.15   5.20
58        4.97  5.01  5.06   5.10  5.15  5.20   5.25
59        5.01  5.06  5.10   5.15  5.20  5.25   5.30

60        5.05  5.10  5.15   5.20  5.25  5.30   5.35
61        5.10  5.15  5.20   5.25  5.30  5.35   5.41
62        5.15  5.19  5.25   5.30  5.35  5.41   5.47
63        5.19  5.24  5.30   5.35  5.41  5.47   5.53
64        5.24  5.29  5.35   5.41  5.46  5.52   5.59

65        5.29  5.34  5.40   5.46  5.52  5.58   5.65
66        5.34  5.40  5.45   5.52  5.58  5.64   5.71
67        5.39  5.45  5.51   5.57  5.64  5.71   5.78
68        5.44  5.50  5.57   5.63  5.70  5.77   5.84
69        5.49  5.56  5.62   5.69  5.76  5.83   5.91

70        5.55  5.61  5.68   5.75  5.82  5.90   5.98
71        5.60  5.67  5.74   5.81  5.89  5.96   6.04
72        5.66  5.73  5.80   5.87  5.95  6.03   6.11
73        5.71  5.79  5.86   5.93  6.01  6.10   6.19
74        5.77  5.84  5.92   6.00  6.08  6.17   6.26
75        5.83  5.90  5.98   6.06  6.15  6.24   6.33

ADJUSTED
AGE        62    63    64     65    66    67     68
55        5.15  5.19  5.24   5.29  5.34  5.39   5.44
56        5.19  5.24  5.29   5.34  5.40  5.45   5.50
57        5.25  5.30  5.35   5.40  5.45  5.51   5.57
58        5.30  5.35  5.41   5.46  5.52  5.57   5.63
59        5.35  5.41  5.46   5.52  5.58  5.64   5.70

60        5.41  5.47  5.52   5.58  5.64  5.71   5.77
61        5.47  5.53  5.59   5.65  5.71  5.78   5.84
62        5.53  5.59  5.65   5.72  5.78  5.85   5.92
63        5.59  5.65  5.72   5.78  5.85  5.92   5.99
64        5.65  5.72  5.79   5.86  5.93  6.00   6.07

65        5.72  5.78  5.86   5.93  6.00  6.08   6.16
66        5.78  5.85  5.93   6.00  6.08  6.16   6.24
67        5.85  5.92  6.00   6.08  6.16  6.24   6.33
68        5.92  5.99  6.07   6.16  6.24  6.33   6.42
69        5.99  6.07  6.15   6.24  6.33  6.42   6.51

70        6.06  6.14  6.23   6.32  6.41  6.51   6.60
71        6.13  6.22  6.31   6.40  6.50  6.60   6.70
72        6.20  6.29  6.39   6.49  6.59  6.69   6.80
73        6.28  6.37  6.47   6.57  6.68  6.78   6.90
74        6.35  6.45  6.55   6.66  6.77  6.88   7.00
75        6.43  6.53  6.63   6.74  6.86  6.98   7.10

ADJUSTED
AGE       69    70    71     72    73    74     75
55        5.49  5.55  5.60   5.66  5.71  5.77   5.83
56        5.56  5.61  5.67   5.73  5.79  5.84   5.90
57        5.62  5.68  5.74   5.80  5.86  5.92   5.98
58        5.69  5.75  5.81   5.87  5.93  6.00   6.06
59        5.76  5.82  5.89   5.95  6.01  6.08   6.15

60        5.83  5.90  5.96   6.03  6.10  6.17   6.24
61        5.91  5.98  6.04   6.11  6.19  6.26   6.33
62        5.99  6.06  6.13   6.20  6.28  6.35   6.43
63        6.07  6.14  6.22   6.29  6.37  6.45   6.53
64        6.15  6.23  6.31   6.39  6.47  6.55   6.63

65        6.24  6.32  6.40   6.49  6.57  6.66   6.74
66        6.33  6.41  6.50   6.59  6.68  6.77   6.86
67        6.42  6.51  6.60   6.69  6.78  6.88   6.98
68        6.51  6.60  6.70   6.80  6.90  7.00   7.10
69        6.61  6.70  6.81   6.91  7.01  7.12   7.22

70        6.70  6.81  6.91   7.02  7.13  7.24   7.36
71        6.81  6.91  7.02   7.14  7.25  7.37   7.49
72        6.91  7.02  7.14   7.26  7.38  7.50   7.63
73        7.01  7.13  7.25   7.38  7.51  7.64   7.77
74        7.12  7.24  7.37   7.50  7.64  7.78   7.92
75        7.22  7.36  7.49   7.63  7.77  7.92   8.07




OPTION 5 - PENSION AND SURVIVOR ANNUITY
MONTHLY INSTALLMENT FOR EACH $1000 APPLIED*
PRIMARY PAYEE - 100% CONTINUING SURVIVIOR BENEFIT
SECONDARY PAYEE - 50% CONTINUING SURVIVOR BENEFIT

ADJUSTED
AGE OF
PRIMARY      SECONDARY PAYEE - ADJUSTED AGE
PAYEE      55    56    57     58    59     60    61
55        4.75  4.76  4.78   4.80  4.81  4.83   4.84
56        4.80  4.82  4.84   4.86  4.87  4.89   4.91
57        4.86  4.88  4.90   4.92  4.94  4.96   4.97
58        4.92  4.94  4.96   4.99  5.01  5.03   5.05
59        4.98  5.01  5.03   5.05  5.08  5.10   5.12

60        5.05  5.07  5.10   5.12  5.15  5.17   5.19
61        5.12  5.14  5.17   5.20  5.22  5.25   5.27
62        5.19  5.22  5.24   5.27  5.30  5.33   5.36
63        5.26  5.29  5.32   5.35  5.38  5.41   5.44
64        5.33  5.37  5.40   5.43  5.46  5.50   5.53

65        5.41  5.44  5.48   5.51  5.55  5.59   5.62
66        5.49  5.53  5.56   5.60  5.64  5.68   5.71
67        5.57  5.61  5.65   5.69  5.73  5.77   5.81
68        5.65  5.69  5.74   5.78  5.82  5.87   5.91
69        5.74  5.78  5.83   5.87  5.92  5.97   6.01

70        5.83  5.87  5.92   5.97  6.02  6.07   6.12
71        5.92  5.97  6.02   6.07  6.12  6.18   6.23
72        6.01  6.06  6.12   6.17  6.23  6.28   6.34
73        6.11  6.16  6.22   6.28  6.33  6.39   6.46
74        6.21  6.26  6.32   6.38  6.44  6.51   6.57
75        6.31  6.37  6.43   6.49  6.56  6.63   6.70


ADJUSTED
AGE        62    63   64     65    66     67     68
55        4.86  4.87  4.88   4.90  4.91  4.92   4.93
56        4.92  4.94  4.95   4.97  4.88  4.99   5.01
57        4.99  5.01  5.03   5.04  5.06  5.07   5.08
58        5.06  5.08  5.10   5.12  5.13  5.15   5.17
59        5.14  5.16  5.18   5.20  5.22  5.23   5.25

60        5.22  5.24  5.26   5.28  5.30  5.32   5.34
61        5.30  5.32  5.35   5.37  5.39  5.42   5.44
62        5.38  5.41  5.44   5.46  5.49  5.51   5.53
63        5.47  5.50  5.53   5.56  5.58  5.61   5.64
64        5.56  5.59  5.63   5.66  5.69  5.72   5.74

65        5.66  5.69  5.72   5.76  5.79  5.82   5.86
66        5.75  5.79  5.83   5.87  5.90  5.94   5.97
67        5.85  5.89  5.93   5.97  6.01  6.05   6.09
68        5.96  6.00  6.04   6.09  6.13  6.18   6.22
69        6.06  6.11  6.16   6.21  6.25  6.30   6.35

70        6.17  6.22  6.28   6.33  6.38  6.43   6.48
71        6.28  6.34  6.40   6.45  6.51  6.56   6.62
72        6.40  6.46  6.52   6.58  6.64  6.70   6.76
73        6.52  6.58  6.65   6.71  6.78  6.85   6.91
74        6.64  6.71  6.78   6.85  6.92  6.99   7.06
75        6.77  6.84  6.91   6.99  7.07  7.14   7.22


ADJUSTED
AGE        69    70    71     72    73     74    75
55        4.94  4.95  4.96   4.97  4.98  4.99   4.99
56        5.02  5.03  5.04   5.05  5.06  5.07   5.07
57        5.10  5.11  5.12   5.13  5.14  5.15   5.16
58        5.18  5.19  5.21   5.22  5.23  5.24   5.25
59        5.27  5.28  5.30   5.31  5.32  5.34   5.35

60        5.36  5.38  5.39   5.41  5.42  5.44   5.45
61        5.46  5.48  5.49   5.51  5.53  5.54   5.56
62        5.56  5.58  5.60   5.62  5.64  5.65   5.67
63        5.66  5.69  5.71   5.73  5.75  5.77   5.79
64        5.77  5.80  5.82   5.85  5.87  5.89   5.91

65        5.89  5.92  5.94   5.97  6.00  6.02   6.05
66        6.01  6.04  6.07   6.10  6.13  6.16   6.18
67        6.13  6.17  6.20   6.24  6.27  6.30   6.33
68        6.26  6.30  6.34   6.38  6.41  6.45   6.48
69        6.39  6.44  6.48   6.52  6.56  6.60   6.64

70        6.53  6.58  6.63   6.68  6.72  6.76   6.81
71        6.68  6.73  6.78   6.83  6.89  6.93   6.98
72        6.82  6.88  6.94   7.00  7.06  7.11   7.16
73        6.98  7.04  7.11   7.17  7.23  7.29   7.35
74        7.14  7.21  7.28   7.35  7.42  7.48   7.55
75        7.30  7.38  7.45   7.53  7.61  7.68   7.76



*Values for other age and percent combinations will be furnished by the Company upon request.

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, IL 60049-0001




ENDORSEMENT

This Endorsement forms a part of the attached contract. The effective date of this Endorsement is the effective date of this contract.

All references throughout this contract to the sex of a person used in the calculation of benefits are deleted from this contract.

Except as modified herein, all terms and conditions of the contract remain unchanged.

IN WITNESS WHEREOF, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


                    [sig]                                [sig]

                  Secretary                             President


Form L-9006 (9/88)

                                     INDEX

CONTRACT SCHEDULE                                         PAGE


DEFINITIONS..........................................     1-2

GENERAL PROVISIONS...................................     2-3

      The Contract...................................     2
      Modification Of Contract.......................     2
      Incontestability...............................     2
      Reserves, Values, and Death Benefits...........     2

OWNERSHIP PROVISIONS.................................     3

      Owner..........................................     3
      Change of Ownership............................     3
      Beneficiary....................................     3

PURCHASE PAYMENT PROVISIONS..........................     3

      Purchase Payment...............................     3
      Purchase Payment Limitations...................     3

GUARANTEE PERIOD PROVISIONS..........................     3-4

MARKET VALUE ADJUSTMENT PROVISION....................     4

VARIABLE ACCOUNT PROVISIONS..........................     4-5

TRANSFER AND WITHDRAWAL PROVISIONS...................     5-6

DEATH BENEFIT PROVISION..............................     6-7

      Amount of Death Benefit........................     6
      Payment of Death Benefit.......................     6-7

PROVISIONS FOR CERTAIN QUALIFIED PLAN CONTRACT.......     7

ANNUITY PERIOD PROVISIONS............................     7-10


ANNUITY OPTION TABLES

ENDORSEMENTS, if any


L-1600 (9/91)

GROUP SINGLE PREMIUM MODIFIED GUARANTEED AND
VARIABLE DEFERRED ANNUITY CONTRACT
     NON-PARTICIPATING

KEMPER INVESTORS LIFE INSURANCE COMPANY
An Illinois stock corporation
1 Kemper Drive, Long Grove, IL 60049-0001

This is a legal contract between the contractholder and Kemper Investors Life Insurance Company

READ YOUR CONTRACT CAREFULLY

Form L-1600 (9/91)